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                                                                     EXHIBIT 2.A

                               SECRETARY OF STATE

                          [SEAL OF THE STATE OF NEVADA]

                                STATE OF NEVADA

                                CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that SOCHRYS.COM INC. did on April 12, 1989 file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

                                    IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Carson City, Nevada, on August 18, 1999.

[SEAL OF THE STATE OF NEVADA]


                                            /s/ Dean Heller

                                          Secretary of State


                                    By /s/ Jacqueline Curry

                                        Certification Clerk

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                                                        FILIN GFEE-100.00 TS
                                                        LEWIS & LEHMAN
                                                        136 S. MAIN ST # 721
                                                            KEARNS BLDG.
                                                        SALT LAKE CITY, UT 84101

           FILED
   IN THE OFFICE OF THE
 SECRETARY OF STATE OF THE
     STATE OF NEVADA

       APR 18 1989

[ILLEGIBLE]

No. 3107-89
    ----------------------

                           ARTICLES OF INCORPORATION

                                       OF

                               CCC FUNDING CORP.

      The undersigned incorporators being natural persons more than eighteen
(18) years of age acting as all of the incorporators of the above-named corporation (the "Corporation") hereby adopt the following articles of incorporation for the Corporation:

                                    ARTICLE I

                                      NAME

      The name of the Corporation shall be: CCC FUNDING CORP.

                                   ARTICLE II

                               PERIOD OF DURATION

      The Corporation shall continue in existence perpetually unless sooner dissolved according to law.

                                   ARTICLE III

                               PURPOSES AND POWERS

      The purposes for which the Corporation is organized are:

            (a) To acquire by purchase or otherwise, own, hold, lease, rent, mortgage or otherwise, to trade with and deal in real estate, lands and interests in lands and all other property of every kind and nature;

            (b) To manufacture, use, work, sell and deal in chemicals, biologicals, pharmaceuticals, electronics and products of all types owned or hereafter owned by it for manufacturing, using and vending any devices or devices, machine or machines or manufacturing, working or producing any or all products;

            (c) To borrow money and to execute notes and obligations and security contracts therefor, to lend any of the monies or funds of the Corporation and to take evidence on a general mercantile and merchandise business and to purchase, sell and deal in such goods, supplies and merchandise of every kind and nature;

            (d) To guarantee the payment of dividends or interest on any other contract or obligation of any corporation whenever proper or necessary for the business of the Corporation in the judgment of its directors;

            (e) To do all and everything necessary, suitable, convenient, or proper for the accomplishment of any or the purposes or the attainment

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      of any one or more of the objects herein enumerated or incidental to the powers therein named or which shall at any time appear conclusive or expedient for the protection or benefit of the Corporation, with all the powers hereafter conferred by the laws under which this Corporation is organized; and

            (f) to conduct any lawful business for which a corporation may be organized under the laws of Nevada.

                                   ARTICLE IV

                                AUTHORIZED SHARES

      The Corporation is authorized to issue a total of 55,000,000 shares consisting of 5,000,000 shares of preferred stock having a par value of $.00l per share (hereinafter the "Preferred Stock"), and 50,000,000 shares of common stock, par value $.001 per share (hereinafter the "Common Stock"). The powers, preferences, rights, qualifications, limitations, or restrictions of the shares of stock of each class and series which the Corporation is authorized to issue, is as follows:

            (a) Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the board of directors. Each series shall be distinctly designated. All shares of any one series of the Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends thereon, if any, shall be cumulative, if made cumulative. The powers, preferences, participating, optional and other rights of each such series and the qualifications, limitations, or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Except as hereinafter provided, the board of directors of this Corporation is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of each particular series of Preferred Stock, the designation, powers preferences and relative participating, optional and other rights, and the qualifications, limitations and restrictions thereof, if any, of such series, including, without limiting the generality of the foregoing, the following:

                  (i) The distinctive designation of, and the number of shares of Preferred Stock which shall constitute, each series, which number may be increased (except as otherwise fixed by the board of directors) or decreased (but not below the number of shares thereof outstanding) from time to time by action of the board of directors;

                  (ii) The rate and times at which, and the terms and conditions upon which, dividends, if any, on shares of the series shall be paid, the extent of preferences or relations, if any, of such dividends to the dividends payable on any other class or classes of stock of the Corporation or on any series of Preferred Stock and whether such dividends shall be cumulative or non-cumulative,


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                  (iii) The right, if any, of the holders of shares of the same series to convert the same into, or exchange the same for, any other class or classes of stock of the Corporation and the terms and conditions of such conversion or exchange;

                  (iv) Whether shares of the series shall be subject to
            redemption, and the redemption price or prices including, without limitation, a redemption price or prices payable in shares of any class or classes of stock of the Corporation, cash, or other property and the time or times at which, and the terms and conditions on which, shares of the series may be redeemed;

                  (v) The rights, if any, of the holders of shares of the series upon voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution, or winding up of the Corporation;

                  (vi) The terms of any sinking fund or redemption or purchase account, if any, to be provided for shares of the series; and

                  (vii) The voting powers, if any, of the holders of shares of the series which may, without limiting the generality of the foregoing, include (A) the right to more or less than one vote per share on any or all matters voted on by the shareholders and (B) the right to vote as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, on such matters, under such circumstances, and on such conditions as the board of directors may fix, including, without limitation, the right, voting as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, to elect one or more directors of the Corporation in the event there shall have been a default in the payment of dividends on any one or more series of Preferred Stock or under such other circumstances and on such conditions as the board of directors may determine.

            (b) Common Stock. The Common Stock shall have the following powers, rights, qualifications, limitations, and restrictions:

                  (i) After the requirements with respect to preferential
            dividends of Preferred Stock, if any, shall have been met and after the Corporation shall comply with all the requirements, if any, with respect to the setting aside of funds as sinking funds or redemption or purchase accounts and subject further to any other conditions which may be required by the laws of the state of Nevada, then, but not otherwise, the holders of Common Stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the board of directors;

                  (ii) After distribution in full of the preferential amount to be distributed to the holders of Preferred Stock, if any, in the event of voluntary or involuntary liquidation, distribution or sale of


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            assets, dissolution or winding up of the Corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares of the Common Stock held by each; and

                  (iii) Except as may otherwise be required by law or these
            articles of incorporation, in all matters as to which the vote or consent of stockholders of the Corporation shall be required or be taken, including, any vote to amend the articles of incorporation, to increase or decrease the par value of any class of stock, effect a stock split or combination of shares, or later or change the powers, preferences, or special rights of any class or series of stock, the holders of the Common Stock shall have one vote per share of Common Stock on all such matters and shall not have the right to cumulate their votes for any purpose.

            (c) Other Provisions.

                  (i) The board of directors of the Corporation shall have
            authority to authorize the issuance, from time to time without any vote or other action by the stockholders, of any or all shares of the Corporation of any class at any time authorized, and any securities convertible into or exchangeable for such shares, in each case to such persons and for such consideration and on such terms as the board of directors from time to time in its discretion lawfully may determine; provided, however, that the consideration for the issuance of shares of stock of the Corporation having par value shall not be less than such par value. Shares so issued, for which the full consideration determined by the board of directors has been paid to the Corporation, shall be fully paid stock, and the holders of such stock shall not be liable for any further call or assessment thereon.

                  (ii) Unless otherwise provided in the resolution of the board of directors providing for the issue of any series of Preferred Stock, no holder of shares of any class of the Corporation or of any security of obligation convertible into, or of any warrant, option, or right to purchase, subscribe for, or otherwise acquire, shares of any class of the Corporation, whether now or hereafter authorized, shall, as such holder, have any pre-emptive right whatsoever to purchase, subscribe for, or otherwise acquire shares of any class of the Corporation, whether now or hereafter authorized.

                  (iii) Anything herein contained to the contrary
            notwithstanding, any and all right, title, interest, and claim in and to any dividends declared or other distributions made by the Corporation, whether in cash, stock, or otherwise, which are unclaimed by the stockholder entitled thereto for a period of six years after the close of business on the payment date, shall be and be deemed to be extinguished and abandoned; and such unclaimed


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            dividends or other distributions in the possession of the
            Corporation, its transfer agents, or other agents or depositories, shall at such time become the absolute property of the Corporation, free and clear of any and all claims of any person whatsoever.

                                    ARTICLE V

                             LIMITATION ON LIABILITY

      A director or officer of the Corporation shall have no personal liability to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except for damages for breach of fiduciary duty resulting from (a) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law, or (b) the payment of dividends in violation of section 78,300 of the Nevada Revised Statutes as it may from time to time be amended or any successor provision thereto

                                   ARTICLE VI

                       PRINCIPAL OFFICE AND RESIDENT AGENT

      The address of the Corporation's principal office in the state of Nevada in One East First Street, town of Reno, county of Washoe, state of Nevada. The name of its initial resident agent in the state of Nevada is The Corporation Trust Company of Nevada. Either the registered office of the resident agent may be changed in the manner provided by law.

                                   ARTICLE VII

                                   AMENDMENTS

      The Corporation reserves the right to amend, alter, change, or repeal all or any portion of the provisions contained in these articles of incorporation from time to time in accordance with the laws of the state of Nevada, and all rights conferred on stockholders herein are granted subject to this reservation.

                                  ARTICLE VIII

                        ADOPTION AND AMENDMENT OF BYLAWS

      The initial bylaws of the Corporation shall be adopted by the board of directors. The power to alter, amend, or repeal the bylaws or adopt new bylaws shall be vested in the board of directors, but the stockholders of the Corporation may also alter, amend, or repeal the bylaws or adopt new bylaws. the bylaws may contain any provisions for the regulation or management of the affairs of the Corporation not inconsistent with the laws of the state of Nevada now or hereafter existing.


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                                   ARTICLE IX

                                    DIRECTORS

      The governing board of the Corporation shall be known as the board of directors. The number of directors comprising the board of directors shall be fixed and may be increased or decreased from time to time in the manner provided in the bylaws of the Corporation, except that at no time shall there be less than three nor more than nine directors. The original board of directors shall consist of three persons. The name and address of each person who is to serve as a director until the first annual meeting of stockholders and until his or her successor is elected and shall qualify is as follows:

                  Name                             Address
                  ----                             -------
             York Chandler                   935 Northcliffe Drive
                                             Salt Lake City, Utah 84103

             Hal (Pete) Chandler             430 4th Street
                                             Ogden, Utah 84404

             Gale Chandler                   935 Northcliffe Drive
                                             Salt Lake City, Utah 84103

                                    ARTICLE X

                                  INCORPORATOR

      The name and mailing address of the sole incorporator signing these articles of incorporation is as follows:

                  Name                             Address
                  ----                             -------
             York Chandler                   935 Northcliffe Drive
                                             Salt Lake City, Utah 84103

      The undersigned, being the incorporator of the Corporation herein before named, hereby make and file these articles of incorporation, declaring that the facts herein are true.

      DATED this 4 day of April, 1989.


                                                  /s/ York Chandler
                                                  ------------------------------
                                                  York Chandler


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STATE OF UTAH         )
                      : ss.
COUNTY OF SALT LAKE)  )

      On this 4th day of April, 1989, before me, a notary public, personally appeared York Chandler, who on being first duly sworn, acknowledged to me that he executed the foregoing articles of incorporation.


                                                /s/ Clark Jackson
                                                --------------------------------
                                                NOTARY PUBLIC
                                                Residing in Salt Lake City, Utah
                                                            --------------------

My Commission Expires:

       8-13-89
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                                                         RECEIVED

                                                        APR - 7 1999

                                                      ------------------
                                                      SECRETARY OF STATE


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